Exhibit 10.7
AMENDMENT NO. 1
SANDERSON FARMS, INC. AND AFFILIATES
EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective August 1, 2006)
WHEREAS, Sanderson Farms Inc. (the “Corporation”) maintains the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “Plan ”) for the benefit of the employees of the Corporation and its participating affiliates (the “Employer”);
WHEREAS, Section 12.1 of the Plan provides that the Corporation, through action of its Board of Directors, may amend the Plan at any time; and
WHEREAS, the Corporation desires to amend the Plan (i) to change the vesting schedule, as required by the Pension Protection Act of 2006 (“PPA”), from a seven-year graduated schedule to a six-year graduated schedule, and (ii) to allow nonspouse beneficiaries to elect direct rollovers of their distributions from the Plan, as permitted by PPA.
NOW THEREFORE BE IT RESOLVED, that, effective November 1, 2007, the Plan shall be amended as follows:
     1. Add the following new Section 6.1(b), and redesignate former Section 6.1(b) as Section 6.1(c).
(b) Subject to 6.2 hereof and notwithstanding (a) above, a percentage of the amounts credited to the Accounts of a Participant who is credited with at least one Hour of Service on or after November 1, 2007, shall become vested and nonforfeitable on the basis of his completed Years of Service with the Affiliates according to the following schedule:

Completed
Years of Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%
     2. Add the following new Section 7.7(f):
(f) Notwithstanding (a) through (e) above, effective for distributions made on or after November 1, 2007, if a nonspouse Beneficiary is eligible to receive a distribution of a Participant Accounts, which distribution would otherwise constitute an Eligible Rollover Distribution, and the nonspouse Beneficiary is a designated beneficiary (within the meaning of Treasury Regulation Section 1.401(a)(9)-4), then to the extent permitted by Section 402(c) of the Code, the nonspouse Beneficiary may direct a trustee to trustee transfer of the distribution of the Participant’s Accounts to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) established for the purpose of receiving the distribution on behalf of the nonspouse Beneficiary, and (i) such transfer shall be treated as a Direct Rollover of an Eligible Rollover Distribution for purposes of Section 402(c) of the Code, and (ii) such individual retirement account or individual retirement annuity shall be treated as an inherited individual retirement account individual retirement annuity (within the meaning of Section 408(d)(3)(C)).
      IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan on this ______day of ______, 2007.

SANDERSON FARMS, INC.
By:

Title:

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